                                                                    EXHIBIT 4.11

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT OR SUCH STATE LAW.

                                 SYMBION, INC.

                     WARRANT FOR THE PURCHASE OF SHARES OF
                                  COMMON STOCK

                                                             ___________ Shares

         FOR VALUE RECEIVED, SYMBION, INC., a Tennessee corporation (the "COMPANY"), hereby certifies that ________________________________ (the
"HOLDER"), or its permitted registered assigns is entitled to purchase from the Company, upon the terms and conditions set forth herein, ________________ (____) fully paid and non-assessable shares of common stock, no par value per share, of the Company for a purchase price per share of $3.13. Hereinafter, (i) said common stock, no par value per share, of the Company, is referred to as the "COMMON STOCK," (ii) the shares of the Common Stock purchasable hereunder are referred to as the "WARRANT SHARES," (iii) the aggregate purchase price payable for the Warrant Shares purchasable hereunder is referred to as the "AGGREGATE WARRANT PRICE," (iv) the price payable for each of the Warrant Shares hereunder is referred to as the "PER SHARE WARRANT PRICE," (v) this Warrant and all warrants hereafter issued in exchange or substitution for this Warrant are referred to as the "WARRANTS," and (vi) the then Current Market Price per share of the Common Stock (the "CURRENT MARKET PRICE") shall be deemed to be the last sale price of the Common Stock on the trading day prior to such date or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices of the Common Stock on such day, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the representative closing sale price of the Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), or other similar organization if NASDAQ is no longer reporting such information, or, if the Common Stock is not reported on NASDAQ, the high per share sale price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or if not so available, the fair market value of the Common Stock as determined in good faith by the Board of Directors of the Company (the "BOARD OF DIRECTORS"). The Aggregate Warrant Price is not subject to adjustment. The Per Share Warrant Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares deliverable upon exercise of this Warrant shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment.


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         1.       EXERCISE OF WARRANT.

         (a) This Warrant may be exercised in whole or in part, but not for less than 5,000 shares at a time (subject to adjustment as provided in Section 3 below), from time to time, commencing on the date hereof but prior to 5:00 P.M., Nashville, Tennessee time, on the earlier to occur of (i) March 28, 2005 or (ii) the one (1) year anniversary of the effective date of the first registration statement for a public offering of securities of the Company or a successor entity thereof, by the Holder:

                  (i) by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in
Section 9(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part, with payment for the Warrant Shares made by certified or official bank check payable to the order of the Company; or

                  (ii) on any date on which the Current Market Price exceeds the Per Share Warrant Price, by the surrender of this Warrant (with the cashless exercise form at the end hereof duly executed) (a "CASHLESS EXERCISE") at the address set forth in Section 9(a) hereof. Such presentation and surrender shall be deemed a release of the Company's obligation to issue additional Warrant Shares pursuant to this Warrant and waiver of the Company's right to require Holder to pay the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. In the event of a Cashless Exercise, the Holder shall exchange its Warrant for that number of Warrant Shares subject to such Cashless Exercise multiplied by a fraction, the numerator of which shall be the excess of the then Current Market Price over the then Per Share Warrant Price, and the denominator of which shall be the then Current Market Price. For purposes of any computation under this
Section 1(a)(ii), the then Current Market Price shall be based on the trading day prior to the Cashless Exercise. Notwithstanding the foregoing, the Company shall have no obligation to issue Warrant Shares for a consideration less than the aggregate par value of the Warrant Shares then issued.

         (b) If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of Common Stock and the Holder is entitled to receive a new Warrant covering the Warrant Shares that have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors shall determine), and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

         2.       RESERVATION OF WARRANT SHARES.

         The Company agrees that, prior to the expiration of this Warrant, the Company shall at all times have authorized and in reserve, and shall keep available, solely for issuance and delivery upon the exercise of this Warrant, the shares of Common Stock and


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other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer, other than under Federal or state securities laws.

         3.       PROTECTION AGAINST DILUTION.

         (a) Stock Distribution, Splits and Combinations; Adjustments. If, at any time or from time to time after the date of this Warrant, the Company shall (i) subdivide its outstanding shares of Common Stock into a greater number of shares (whether by stock dividend or stock split), (ii) combine its outstanding shares of Common Stock into a smaller number of shares or (iii) declare a dividend of shares of Common Stock or make any other distribution payable in shares of Common Stock on its outstanding shares of Common Stock, the Per Share Warrant Price shall be adjusted to equal the Aggregate Warrant Price divided by the number of shares of Common Stock or other capital stock of the Company that the Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto. The Holder of this Warrant shall thereafter be entitled to purchase, at the Per Share Warrant Price resulting from such adjustment, the number of shares obtained by dividing the Aggregate Warrant Price by the Per Share Warrant Price resulting from such adjustment. An adjustment made pursuant to this Subsection 3(a) shall become effective immediately after the record date in the case of a dividend or distribution, and shall become effective immediately after the effective date in the case of a subdivision or combination.

         (b) Reorganization and Recapitalizations. In case of any capital reorganization or reclassification (including any change or exchange of its outstanding Common Stock into a stock with par value to stock with a different par value or no par value), or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as a entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company) the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this
Section 3(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The Company shall require the issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant to be responsible for all of the agreements and obligations of the Company hereunder. A sale of all or substantially all of the assets of the Company for a consideration


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consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

         (c) Adjustment by Board of Directors. If any event occurs as to which, in the opinion of the Board of Directors, the provisions of this Section 3 are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder of this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Aggregate Warrant Price as otherwise determined pursuant to any of the provisions of this Section 3 except in the case of a combination of shares of a type contemplated in Section 3(a) and then in no event to an amount larger than the Aggregate Warrant Price as adjusted pursuant to Section 3(a).

         (d) Notice of Adjustment. Whenever the Per Share Warrant Price is adjusted as provided in this Section 3 and upon any modification of the rights of a Holder of Warrants in accordance with this Section 3, the Company shall promptly prepare a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holder of the Warrants.

         (e) Notice of a Record Date. In the event of any taking by the Company of a record date of the holders of any class of securities for the purpose of determining the holders thereof (i) who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any other securities or assets, or to receive any other right, (ii) who are eligible to vote their shares in respect of any reorganization of the Company, or any reclassification of the capital stock of the Company, or any transfer of all or substantially all of the assets of the Company to, or consolidation or merger of the Company with any other person or (iii) who are eligible to vote their shares in respect of any voluntary or involuntary dissolution or liquidation of the Company, then in each such event the Company will mail or cause to be mailed to each Holder a notice specifying not only the date on which any such record is to be taken for the purpose of such dividend, distribution or voting right and stating the amount and character of such dividend or right, but also the date on which such reorganization, reclassification, recapitalization, transfer, consolidation, merger, statutory exchange, dissolution, liquidation or winding-up is reasonably expected to take place, and the time, if any, as of which the holders of record of Warrant Shares shall be entitled to exchange their shares of Warrant Shares for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, statutory exchange, dissolution, liquidation or winding-up. Such notice shall be given at least ten (10) days prior to the proposed record date therein specified.

         4. FULLY PAID STOCK; TAXES. The shares of the Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall at the time of such delivery, be duly authorized, validly issued and outstanding, fully paid and nonassessable, and the Company will take all such actions as may be necessary to assure that the par value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company shall pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be


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payable in respect of the issue of any Warrant Share or any certificate thereof to the extent required because of the issuance by the Company of such security. The Company will not, however, be required to pay any such taxes imposed in connection with any transfer of this Warrant or any Warrant Shares or any federal or state income taxes payable in respect of the purchase, ownership, sale, transfer, exercise or other disposition of this Warrant or any Warrant Shares.

         5.       REPRESENTATIONS OF THE HOLDER.

         By accepting this Warrant, the Holder represents and acknowledges to the Company that:

         (a) this Warrant and the Warrant Shares will be "RESTRICTED SECURITIES" as such term is used in the rules and regulations under the Securities Act and that such securities have not been and will not be registered under the Securities Act or any state securities law, and that such securities must be held indefinitely unless registration is effected or transfer can be made pursuant to appropriate exemptions;

         (b) the Holder has read, and fully understands, the terms of this Warrant set forth on its face and the attachments hereto, including the restrictions on transfer contained herein;

         (c) the Holder has either a pre-existing business relationship with the Company or one of its officers, directors or controlling persons;

         (d) the Holder is purchasing for investment for its own account and not with a view to or for sale in connection with any distribution of this Warrant or the Warrant Shares and it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein will prevent the Holder from transferring such securities in compliance with the terms of this Warrant and the applicable federal and state securities laws;

         (e) the Holder is an "accredited investor" within the meaning of paragraph (a) of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission (the "COMMISSION"); and

         (f) the Company may affix the following legend (in addition to any other legend(s), if any, required by applicable state corporate and/or securities laws) to certificates for shares issued upon exercise of this
Warrant:

                  "These securities have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities law. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or state securities laws or an opinion of counsel satisfactory to the Company that such registration is not required."


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         6.       NOTICE OF PROPOSED TRANSFERS. The Holder of this Warrant, by acceptance hereof, agrees to comply in all respects with the provisions of this
Section 6. Prior to any proposed transfer of this Warrant or the Warrant Shares, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder of such securities shall give written notice to the Company of such Holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by either (i) a written opinion of legal counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Warrant and/or Warrant Shares may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that enforcement action be taken with respect thereto, whereupon the Holder of such securities shall be entitled to transfer such securities in accordance with the terms of the notice delivered by the Holder to the Company. Each new certificate evidencing the Warrant and/or Warrant Shares so transferred shall bear the appropriate restrictive legends set forth in Section 5(f) above, except that such certificate shall not bear such restrictive legend, if, in the opinion of counsel for the Company, such legend is not required in order to establish or assist in compliance with any provisions of the Securities Act or any applicable state securities laws.

         7. LOSS, ETC. OF WARRANT. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

         8. WARRANT HOLDER NOT STOCKHOLDER. This Warrant does not confer upon the Holder any right to vote on or consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, nor any other rights or liabilities as a stockholder, prior to the exercise hereof; this Warrant does, however, require certain notices to the Holder as set forth herein.

         9. COMMUNICATION. No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by overnight courier service, or by first-class mail, postage prepaid, addressed to:

                  (a) the Company at 3401 West End Avenue, Suite 760, Nashville, Tennessee 37203, Attn: Chief Executive Officer or such other address as the Company has designated in writing to the Holder, or

                  (b) the Holder at such address as the Holder has designated in writing to the Company.

         10. HEADINGS. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.


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         11.      APPLICABLE LAW. The terms and conditions of this Warrant
shall be governed by and construed in accordance with the law of the State of Delaware.

         12. AMENDMENT, WAIVER, ETC. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that any provisions hereof may be amended, waived, discharged or terminated upon the written consent of the Company and the Holder.


             (The remainder of this page intentionally left blank)


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         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its Chief Executive Officer and President this 28th day of March, 2002.


                                    SYMBION, INC.


                                    By:
                                       ----------------------------------------
                                       Kenneth C. Mitchell,
                                       VicePresident


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                              SUBSCRIPTION (CASH)

         The undersigned, ___________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase ____________________ shares of the Common Stock, no par value per share, of Symbion, Inc. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.


Dated:                              Signature:
      -----------------                       ---------------------------------

                                    Address:
                                            -----------------------------------


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


                               CASHLESS EXERCISE

         The undersigned ___________________, pursuant to the provisions of the foregoing Warrant, hereby elects to exchange its Warrant for ___________________ shares of Common Stock, no par value per share, of Symbion, Inc. pursuant to the Cashless Exercise provisions of the Warrant.


Dated:                              Signature:
      -----------------                       ---------------------------------

                                    Address:
                                            -----------------------------------


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